                                                                    EXHIBIT 10.3
                                                          CONFIDENTIAL TREATMENT


                        AUTHORIZED SALES AGENT AGREEMENT

         AGREEMENT made this 16th day of February 1996, by and between MCI TELECOMMUNICATIONS CORPORATION ("MCI"), 1801 Pennsylvania Avenue, N.W., Washington, D.C. 20006, a Delaware corporation, and SNYDER COMMUNICATIONS, L.P. ("Agent"), with principal offices located at 6903 Rockledge Drive, Bethesda, MD 20817.

         WHEREAS, MCI wishes to expand all commercial entities access to MCI Preferred, MCI Flat Rate, and MCI PrePaid Calling Card Service as described in MCI Tariff FCC No. 1, any state tariffs, and any amendments thereto or successor tariffs (together, the "Tariff"); and network MCI Paging Service, network MCI Business and internetMCI (the "MCI Services").

         WHEREAS, Agent desires to market the MCI Services set forth herein as an independent Authorized Sales Agent of MCI;

         NOW, THEREFORE, the parties agree as follows:

1.       Grant of Agency.

         Subject to the terms of this Agreement, Agent is hereby appointed an independent agent authorized to solicit in the Territory (as defined in Exhibit C), on behalf of MCI, commercial customers (as distinguished from residential customers) for MCI Services.

2.        MCI PrePaid Calling Card Service.

         a. The MCI PrePaid Calling Card Service has three (3) potential applications. The first is the Internal Card ("MCI Internal Calling Card"), which is purchased for internal company use. The second is the Retail Card ("MCI PrePaid Retail Card") which is purchased by a commercial enterprise for redistribution. The third is the Promotional Card ("MCI Promotional Calling Card") which is purchased by companies as a premium for their customers or clients.

         b. With respect to MCI PrePaid Calling Card Service, Agent shall not be required to comply with the provisions contained in
                 Section 15.a., b. or c., Non-Competition, of this Agreement.

3.       Definitions.

         a. Account. For purposes of this Agreement, Account shall mean a commercial entity which purchases MCI Services (which services are identified in the first WHEREAS clause, above) in response to solicitation by Agent.





              *Text deleted pursuant to an application for Confidential Treatment under Rule 406 of the Securities Act of 1933 and filed separately with the Securities and Exchange Commission.

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                                                          CONFIDENTIAL TREATMENT

         b. Excluded Revenue. For purposes of this Agreement, Excluded Revenue shall mean: (i) any MCI charges for goods or services that are not tariffed; (ii) pass through access/egress (or related) charges imposed by third parties; (iii) any non-recurring charge imposed in MCI Tariff FCC No. 1; (iv) MCI Directory Assistance Services; (vi) unless otherwise agreed in writing by MCI, monthly recurring usage revenue derived from any person or entity that was an MCI customer at the time of order solicitation or within thirty (30) days prior thereto;
                 (vii) amounts billed under MCI Special Customer Arrangements ("SCAs") , Corporate Service Plans ("CSPs") Competitive Proposal Responses ("CPRs") or other special pricing not generally available under the Tariff; (viii) promotional or
                 other credits granted to Agent's Accounts.      i)

         c. Flat Rate Revenue. For purposes of this Agreement, Flat Rate Revenue shall mean the sum of Flat Rate Month to Month Revenue and MCI's recurring usage revenue from Agent's Accounts associated with the Accounts' usage of Flat Rate which the end user purchases for a definite period of time greater than one month under a written MCI Value Insurance Plus ("VIP+") agreement, excluding Excluded Revenue.

         d. Internet Revenue. For purposes of this Agreement, Internet Revenue shall mean MCI's monthly recurring revenue from Agent's Accounts for access fees associated with the Accounts' usage of internetMCI, specifically the local internet access fee, the fee per additional hour of local Internet access and the fee charged per hour of internet access through an 800 number. Such revenue shall not include taxes, surcharges, software fees, service establishment fees, equipment charges or any other amounts billed by MCI to the Accounts other than access charges.

         e. nMB Revenue. For purposes of this Agreement, nMB Revenue shall mean MCI's monthly recurring revenue from Agent's Accounts associated with the Accounts' usage of networkMCI Business, specifically the infoMCI monthly fee, the local internet access fee, the fee charged per additional hour of local internet access, the fee charged per hour of internet access through an 800 number and the fees charged on per page use of MCI Mail. nMB Revenue shall not include such items as taxes, surcharges, software license fees, service establishment fees or equipment charges.

         f. Preferred Revenue. For purposes of this Agreement, Preferred Revenue shall mean MCI's recurring usage revenue from Agent's Accounts associated with the Accounts' usage of Preferred Month to Month and Preferred Term, excluding Excluded Revenue.

         g. PrePaid Calling Card Commissionable Revenue. For purposes of this Agreement, PrePaid Calling Card commissionable Revenue shall mean MCI's monthly





              *Text deleted pursuant to an application for
              Confidential Treatment under Rule 406 of the Securities Act of
              1933 and filed separately with the Securities and Exchange Commission.
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                                                          CONFIDENTIAL TREATMENT

                 recurring usage revenue from MCI PrePaid Calling Card sales solicited by Agent, but excluding Excluded Revenue.

         h. networkMCI Paging Service Revenue. For the purposes of this Agreement, networkMCI Paging Service Revenue shall mean revenue for each alphanumeric or number pager sold and based on the networkMCI Paging Service coverage option selected by commercial entities solicited by Agent and accepted by MCI.

         i. Average Cumulative ANI Billing. For the purposes of this Agreement, Average Cumulative ANI Billing ("ANI Average") shall equal the average life of an ANI measured during a one-year period multiplied by the average revenue per ANI measured during a one-year period.


         j. Non-Long Distance Services. For the purposes of this Agreement, Non-Long Distance Services shall mean networkMCI Paging Service, networkMCI Business, internetMCI, and MCI PrePaid Calling Card Service.

4.       Commitment.

         a. Agent agrees that during the Term of this Agreement the Total Revenue in each month shall be equal to or greater than the applicable amounts indicated below ("Minimum Monthly Commitment") as a material condition of this Agreement.

                                                    Minimum Monthly
                      Month of Term One                Commitment
                      -----------------           --------------------
                          1 - 11                            *
                                                ------------------------
                              12                            *
                                                ------------------------

                    Month of Terms Two              Minimum Monthly
                       Through Five                    Commitment
                -------------------------         --------------------
                            1-12                            *
                                                ------------------------

         b. Agent agrees that at least __*__ percent (_*_%) of the Minimum Monthly Commitment shall derive from revenue of the Non-Long Distance Services. If during any month of the Term of this Agreement Agent fails to reach the minimum Non-Long Distance Services commitment under this Section 4(b), then MCI may, at its discretion, terminate this Agreement.





              *Text deleted pursuant to an application for Confidential Treatment under Rule 406 of the Securities Act of 1933 and filed separately with the Securities and Exchange Commission.

                                                          CONFIDENTIAL TREATMENT


         c. Agent agrees that an amount equal to or greater than __*__ percent (_*_%) of the Automatic Number Identification ("ANI") sold by Agent shall derive from the sale of MCI's VIP+ term plans. If during any six (6) month period of the Term of this Agreement Agent fails to reach the minimum ANI commitment under this Section 4(c), then MCI may, at its discretion, terminate this Agreement.

5.       Sales Agency.

         a. Agent hereby accepts the appointment by MCI as its authorized representative to solicit orders from commercial customers for MCI Services subject to the terms and conditions of this Agreement.

         b. Neither Upfront Payment nor commission shall be payable on Preferred Commissionable Revenue derived from any person or entity that is an MCI National or Multinational account.

         c.      Upfront Payment.

                 (1)      Subject to Sections 5.c.(2), 5.c.(3), 5.c.(4),
                          5.c.(5) and 5.c.(6), below, MCI shall pay Agent a one-time payment ("Upfront Payment") for each 800 number and each ANI which receives either MCI Preferred Service or Flat Rate service ("Preferred 800 number" and "Preferred ANI"), that is installed in MCI's system and approved by MCI (which approval shall be according to criteria developed by MCI and which approval may be determined after installation) ("Approved and Installed"), and that is designated by customer to be changed to MCI as the Primary Interexchange Carrier ("PIC"), which PIC designation is processed and confirmation is received by MCI ("Confirmed PICed"). MCI's systems that measure PIC status and disconnects will be operated with the same degree of efficiency as used for MCI's internal orders. MCI is not responsible for attempted PICs for which no response is received, or if rejection is received from the customer, which MCI believes may total__*__% or more of all submitted ANIs. The Upfront Payment for each Preferred 800 number and Preferred ANI receiving MCI Preferred Service shall be ______*________ Dollars ($___*___); the
                          Upfront Payment for each Preferred 800 number and Preferred ANI receiving Flat Rate service under a twenty four month term agreement shall be ___*___ Dollars ($___*____).

                 (2) If (i) a Preferred 800 Number or Preferred ANI has usage within the first ninety (90) days after such Preferred 800 number was installed or Preferred ANI was Confirmed PICed but the charges for such usage are later





              *Text deleted pursuant to an application for Confidential
              Treatment under Rule 406 of the Securities Act of 1933 and filed separately with the Securities and Exchange Commission.
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                                                          CONFIDENTIAL TREATMENT

                          written off as uncollectible; or, (ii) a Preferred 800 number or Preferred ANI was Confirmed and PICed such confirmation is not received within forty-five
                          (45) days of payment of the Upfront Payment for such Preferred ANI, then MCI will either deduct the Upfront Payment MCI paid Agent for such Preferred 800 number or Preferred ANI from the next consecutive commission payments or if on the day the last commission is due and payable, MCI has not fully deducted the Upfront Payment MCI paid Agent for such Preferred 800 number or Preferred ANI, on that day Agent shall pay MCI any amounts owed.

                 (3) Notwithstanding Section 5.c.(1), MCI will not make an Upfront Payment on any Cellular Preferred ANI or Pager Preferred ANI. If Agent receives an Upfront Payment on any such ANIs, Agent shall repay to MCI such Upfront Payment received.

                 (4) Notwithstanding Section 5.c.(1) , MCI will not make an Upfront Payment on any Preferred 800 numbers or Preferred ANIs converted to MCI from T*USA/SMARTminutes service (formerly know as EasyPlan) If Agent receives an Upfront Payment on any such ANIs, Agent shall repay to MCI the Upfront Payment received.

                 (5) Notwithstanding Section 5.c.(1), MCI will pay Upfront Payment on only one (1) domestic Preferred 800 number per ANI and one (1) international Preferred 800 number per ANI when such ANIs are approved and installed in MCI's system. If Agent receives an Upfront Payment on more than one such number per ANI, Agent shall repay to MCI the excess Upfront Payment received.

                 (6) Notwithstanding Section 5.c.(1), MCI will not pay Upfront Payment on Preferred and Preferred 800 add-ons and features (such as private or personal 800 numbers).

                 (7) MCI shall pay Agent a retroactive Upfront Payment or each Preferred 800 number and Preferred ANI which received MCI Preferred Service during the period of November 1, 1995 through December 31, 1995 pursuant to the MCI/Agent ASA Agreement executed on June 27, 1994 ("Old MCI/Agent ASA"). Said retroactive payment shall equal the ____*____ Dollar ($_____*_____
                          ) Upfront Payment set forth in this Agreement minus the amount paid under the Upfront Payment set forth in the Agent's Old MCI/Agent ASA.





              *Text deleted pursuant to an application for Confidential Treatment under Rule 406 of the Securities Act of 1933 and filed separately with the Securities and Exchange Commission.

                                                          CONFIDENTIAL TREATMENT



         b.      Estimated Payment.

                 MCI will advance Agent a weekly estimated Upfront Payment ("Estimated Payments") in the amount of __________________ ____*______ Dollars ($_______*______). The Estimated
                 Payments represent an _______*______ percent (__*__%) advance payout based on the historical average submittal rates by Agent. At the end of each month, MCI shall calculate the amounts owed to Agent by reconciling the Estimated Payments advanced to Agent and the actual Upfront Payments owed to Agent. At this time, MCI will forward any amounts due to Agent. However, if after the reconciliation, the Estimated Payments advanced to Agent are greater than the actual amounts owed to Agent for that month, then Agent shall immediately repay to MCI any amounts owed, or MCI may, at its discretion, deduct any amounts payable to MCI pursuant to this section from Upfront Payments or commissions otherwise payable to Agent.

                 A schedule of payments and reconciliation dates will be provided to Agent on a quarterly basis. At MCI's discretion or upon Agent's request, the submittal rate and acceptance rate of ANIs will be reviewed monthly. If the submittal or acceptance rate fluctuates either upward or downward by a margin of ___*____ Percent (__*__%) of the current rates, then MCI will notify Agent and MCI may, at its discretion, adjust the Estimated Payments accordingly.

                 MCI shall pay Agent for submitted orders that reject of R-1 orders (defined as converted ANI's). However, if in any month the number of R-1 orders rejected exceed __*__ percent (_*_%) of the total orders submitted for that month, MCI may at its own discretion, chargeback for any R-1s for which MCI has paid commissions and which exceed the __*__% limit. MCI will provide Agent with a timely analysis of the ANIs rejected with an R-1 status.

                 In the event that Agent's submittal rate decreases below __*__ ANIs per week, MCI may, at its discretion, discontinue Estimated Payments, at which time MCI will pay Agent based on ANIs actually Installed and Accepted in MCI's order entry systems.

         e.      Non-Long Distance Services.

                 Revenues attributable to Non-Long Distance Services shall count towards the Agent's Minimum Monthly Commitment, however, revenues from Non-Long Distance Services shall not be commissionable.





              *Text deleted pursuant to an application for Confidential
              Treatment under Rule 406 of the Securities Act of 1933 and filed separately with the Securities and Exchange Commission.
                                      -6-
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                                                          CONFIDENTIAL TREATMENT



         f.      ANI Underutilization

                 Agent's ANI Average must equal or exceed _______*________ Dollars (__*___) ("Minimum ANI Billing"). If Agent's ANI Average is more than ____*____ Dollars but less than the Minimum ANI Billing, then MCI may, at its discretion terminate or renegotiate this Agreement at any time. Furthermore, if Agent's ANI Average is less than _____*_____ Dollars, then MCI may, at its discretion terminate this Agreement at any time and Agent shall pay MCI
                 $___*____ for every dollar that Agent falls short of the $__*__ ANI Average. MCI shall measure compliance with the ANI
                 Average restriction on a semi-annual basis, with the calculation being done as soon as the data is available for the preceding calendar semi-annual period.

         g. When an Account has one or more invoices ninety (90) days or more past due, MCI may declare the amounts owed from such Accounts to be bad debt. MCI shall calculate the amount of bad debt generated by Agent's Accounts from time to time, but in no event more often than once every three (3) months ("Quarter"). In the event that bad debt from sales solicited by Agent equals or exceeds a bad debt limit, which limit shall initially be __*__ percent (_*_%) of the average monthly
                 Total Revenue for the Quarter prior to the date of bad debt calculation, MCI may, at its discretion, deduct from any subsequent commission payments to Agent commissions paid on bad debt charged off in the Quarter prior to the date of calculation. The commissions paid on bad debt to be deducted shall be calculated by totaling all commissions and fees paid on MCI Services under this Agreement in the applicable Quarter, dividing that total by the amount of Total Revenue generated in that Quarter and multiplying the result by the total amount of bad debt charged off in that Quarter. MCI may, in its reasonable discretion and from time to time, change the amount of the bad debt limit, though MCI shall not change the bad debt limit more than two (2) times in a calendar year. No failure or refusal by MCI to offset any amount of bad debt shall be deemed a waiver or forfeiture of any right of MCI to offset such amounts at a later time.

                 As an example, if in Quarter One, Total Revenue in each of the three months is $__*__, $__*__ and $__*__ (for a total of $ ___*___ or an average of $___*___ per month), while bad debt charged off in the three months of Quarter One is $_*_, $__*__ and $__*__ (for a total of $__*__ or an average of $__*__ per month), then the average bad debt will be __*__% of the average monthly Total Revenue ($__*__ of average monthly bad debt divided by $__*__ of average monthly Total Revenue), and the __*__% cap on bad debt would be exceeded. To calculate the deduction of commission and fees paid on the bad debt, first take the total of all commissions and fees paid in Quarter one. Suppose the monthly commissions and fees paid in





              *Text deleted pursuant to an application for Confidential
              Treatment under Rule 406 of the Securities Act of 1933 and filed separately with the Securities and Exchange Commission.
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                                                          CONFIDENTIAL TREATMENT

                 Quarter One were $_*_, $_*_ and $_*_ for a total in Quarter One of $__*__. This figure ($_*_) would be divided by the Total Revenue in Quarter One ($__*__) for a result of__*__. This figure (_*_) would then be multiplied by the total bad debt charged off in Quarter One ($_*_) to determine the commission and fees to be deducted (__*__ $ * = $__*__).

                 MCI will use the same degree of effort to collect revenue associated with an Accounts as is used for MCI's accounts. Upon request by Agent, MCI will use its best efforts to provide Agent with the necessary information, as deemed by MCI, to identify bad debt customers.

         h. Agent shall be permitted to solicit orders by means of telemarketing as long as Agent is in compliance with the following provisions: (i) Agent shall not conduct telemarketing through any subagent, assignee or third party contractor without the prior, express written consent of MCI;
                 (ii) no PIC change order shall be submitted without third party verification in accordance with FCC regulations; (iii) Agent may not use any third party verifier ("TPV") without the prior review and written approval of such TPV by MCI; (iv) Agent's TPV must be capable of transferring information on delivery and verification of orders to MCI in a computer readable format determined by MCI; and (v) Agent shall not change the TPV without prior, written notice to and approval from MCI. Upon request, MCI will provide a list of MCI-approved TPVs to Agent.

                 Agent shall be responsible for the costs and actions of TPV and MCI shall have no liability for any failure or mistake of TPV, either in transmitting data to MCI or otherwise. Agent shall indemnify and hold MCI harmless from any loss, cost, claim, fine or demand associated with any act or omission of either Agent or TPV in connection with telemarketing. MCI may deduct from any commission or fee due Agent any such loss, cost, claim or fine imposed upon MCI which is covered by this indemnity.

         i. Agent will not solicit customers that allow others to use their long distance services for a fee ("Calling Houses"). If Agent solicits a Calling House, Agent will pay all the uncollectible amounts owed to MCI by such Calling House.

         j. Agent may not delegate all or any portion of the agency appointment under this Agreement to any third party without prior express written consent of MCI and under a written agreement satisfactory to MCI. Breach of this provision shall be deemed an irregular marketing activity. MCI shall not be liable to pay commissions under this Agreement or otherwise for revenue generated by any unauthorized subagent.





              *Text deleted pursuant to an application for Confidential
              Treatment under Rule 406 of the Securities Act of 1933 and filed separately with the Securities and Exchange Commission.
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                                                          CONFIDENTIAL TREATMENT

         k. MCI agrees to consider Agent, provided that Agent pricing and services are competitive, as an MCI vendor for sales event opportunities that may become available during the term of this Agreement and for which Agent services, at MCI's discretion, are appropriate.

6.       Sales Leads.

         a. In addition to soliciting orders for the MCI Services, Agent may submit leads for the following MCI services: MCI Vision services and MCI VNET services ("Lead Services").

         b. All leads shall be submitted in writing by Agent. Agent shall only submit Leads generated for prospects in the territory identified in Exhibit C.

         c. MCI at its discretion, shall decide whether revenues from leads that result, within one hundred eighty (180) days of receipt of the lead, in a sale of a Lead Service for which customer was not a subscriber on or within thirty (30) days prior to Lead submission date, shall be counted towards Agent's Minimum Monthly Commitment. However, revenue from accounts obtained through leads shall not exceed _*_% of the Agent's Minimum Monthly Commitment. Furthermore, Agent understands that MCI will not pay commissions for said leads.

7.       Relationship of Parties.

         a. Agent will have no authority to bind MCI by contract or otherwise or to make representations as to the policies or procedures of MCI other than as specifically authorized by this Agreement. MCI and Agent acknowledge and agree that their agency relationship arising from this Agreement does not constitute or create a general agency, joint venture, partnership, employee relationship or franchise between them and that Agent is an independent contractor with respect to the services provided by it under this Agreement.

         b. Agent will identify itself as an Authorized Sales Agent of MCI only with respect to the MCI Services and will otherwise identify itself as an independent business. Unless specifically authorized in writing, neither MCI nor Agent will make any express or implied agreements, guarantees or representations, or incur any debt, in the name of or on behalf of the other.

         c. Agent's employees will not be or be deemed to be MCI employees or joint employees. Agent assumes full responsibility for the acts of its employees and for their supervision, daily direction and control. MCI will not be responsible for





              *Text deleted pursuant to an application for
              Confidential Treatment under Rule 406 of the Securities Act of
              1933 and filed separately with the Securities and Exchange Commission.
                                      -9-
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                                                          CONFIDENTIAL TREATMENT

                 worker's compensation, disability benefits, unemployment insurance, withholding taxes, social security and any other taxes or benefits for Agent's employees.

8.       Training and Certification.

         a. MCI shall provide product sales training for each of the MCI Services as provided for in Exhibit A. Agent and Agent employees may not solicit orders for any MCI Service until trained in product sales for that product by MCI.

         c. Any additional training and charges for training will be mutually agreed upon by the Parties.

9.       Sales Aids.

         a. Agent shall use only marketing materials and order forms approved in advance by MCI, and MCI shall reimburse Agent for the production costs for such approved materials and forms in any amount approved in advance by MCI.

         b. AGENT SHALL MAKE NO REPRESENTATIONS OR WARRANTIES RELATING TO THE SERVICES EXCEPT AS SET FORTH IN SALES LITERATURE APPROVED IN WRITING BY MCI OR AS SET FORTH IN THE FORM OR FORMS OF ORDERS . PROVIDED AGENT BY MCI, OR AS OTHERWISE EXPRESSLY PERMITTED BY MCI.

         c. MCI will use its best efforts to provide Agent with agreed upon sales support.

10.      Reporting; Payment.

         MCI will provide Agent with monthly commission reporting, which will include the usage of each customer solicited by Agent and for which commission is due hereunder. Exhibit B sets forth an example of such reports, which may vary. In addition, MCI will use its best efforts to provide Agent with mutually agreed upon reports necessary for Agent's effective management of the MCI accounts.

11.      Order Acceptance.

         Agent expressly acknowledges that its appointment hereunder is as a sales representative for MCI Services offered by MCI, that any solicitation by Agent of orders from customers for the MCI Services will be subject to MCI's acceptance, in its sole discretion, of such orders and the availability, from time to time, of the MCI Services, and that MCI will have no responsibility or liability whatsoever to Agent with respect to the continued availability or operation of the MCI Services or MCI's acceptance of, or failure to accept, orders therefore from customers solicited by Agent.





              *Text deleted pursuant to an application for
              Confidential Treatment under Rule 406 of the Securities Act of
              1933 and filed separately with the Securities and Exchange Commission.
                                      -10-
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                                                          CONFIDENTIAL TREATMENT

         After such time as the MCI Order Entry System ("OES") for agents is fully operational in an electronic batch transfer mode, MCI and Agent will review the performance of the OES and will attempt to reach a mutually acceptable timeframe for MCI's generation of Agent's reports. Once an agreement regarding the reporting timeframe has been reached, MCI will provide Agent with the necessary information regarding the installation and/or rejection of all ANIs received at MCI's Order Entry hub. If the mutually agreed reporting timeframe is not sufficient for MCI to provide Agent reports in timely manner, then MCI and Agent will negotiate a mutually acceptable solution. The information provided by MCI will consist of installation or rejection in the MCI billing system only, and will not include information regarding LEC level status. MCI is not liable for ANIs that are rejected by the LEC after the mutually agreed upon reporting timeframe.

12.      Standards of Conduct.

         In performing duties under this Agreement, Agent will observe the highest standard of integrity and fair dealing with members of the public. Agent will do nothing which would tend to discredit, dishonor, reflect adversely upon or in any manner injure the reputation of MCI.

13.      Tradenames and Trademarks.

         a. During the term of this Agreement, unless otherwise instructed by MCI, Agent may refer to itself as an MCI Authorized Sales Agent, but solely in connection with the marketing of MCI Services to commercial customers hereunder. Agent may use MCI marks, tradename, and logo design only in marketing materials, advertising, and promotional literature (collectively, "Materials") in conjunction with its sale of MCI products and services, provided that any usage of any MCI mark or tradename in such Materials and the advertising claims associated therewith, in each instance, has been approved in writing in advance by MCI.

         b. Agent acknowledges and agrees that: (i) the marks are owned by MCI, (ii) it will do nothing inconsistent with such ownership,
                 (iii) all use of the MCI marks by it shall inure to the benefit of and be on behalf of MCI, (iv) that nothing in this grant shall give it any right, title or interest in MCI marks other than the right to use the marks in accordance herewith,
                 (v) it will not attack MCI's title to the marks or the validity of this grant, and (vi) further agrees to use MCI marks only in the form and manner prescribed from time to time by MCI, and not to use any other trademark or service mark in combination with any of MCI's marks without the prior written approval of MCI.

         c. This grant of a limited, nonexclusive authorization may not be assigned to any other entity or party without the prior written approval of MCI.





              *Text deleted pursuant to an application for Confidential Treatment under Rule 406 of the Securities Act of 1933 and filed separately with the Securities and Exchange Commission.

                                                          CONFIDENTIAL TREATMENT

         d. Agent agrees, at its own expense, to defend, indemnify and hold MCI harmless from and against any and all claims, suits, actions, proceedings, judgments, damages, liabilities, costs and expenses (including attorneys' fees) arising either from use of MCI marks by agent or any third party authorized by agent or advertising claims made in connection therewith, other than a claim based on an assertion by a third party either that MCI does not own the marks and/or does not have the right to grant the authorization provided herein, or that the substance of an advertising claim approved by MCI is materially false or misleading.

         e. Upon termination of this Agreement, any permission or right to use Marks granted hereunder will cease to exist and Agent will immediately cease any use of such marks and immediately cease referring to itself as an MCI Authorized Sales Agent.

14.      Advertising Review.

         a. Agent shall under no circumstances advertise MCI's products and services without prior written approval.

         b. Agent agrees to submit all advertising, claims language and marketing materials (including but not limited to business letterhead, business cards, print, radio or television advertising, press releases, flyers, brochures, posters and
                 LOAs) for prior written approval to:

                                            Advertising Group
                                            Office of the General Counsel
                                            MCI Communications Corporation
                                            10th Floor
                                            1133 19th Street, N.W.
                                            Washington, D.C. 20036
                                            ATTN: Director, Advertising Group

15.      Non-Competition/Confidentiality.

         a. During the term of this Agreement, Agent will not promote, sell or provide leads to commercial customers for the services of any other person or entity that offers services identical or similar to any one or more of the MCI Services.

         b. After normal expiration of the term, or if MCI terminates this Agreement pursuant to Section 16.(a)(i), Agent will not promote, sell or provide leads to current MCI commercial customers for the services of any other person or entity that offers services identical or similar to any one or more of the MCI Services for as long as MCI is paying a commission under this Agreement but in no event fewer than ninety (90) days after termination.





              *Text deleted pursuant to an application for Confidential Treatment under Rule 406 of the Securities Act of 1933 and filed separately with the Securities and Exchange Commission.

                                                          CONFIDENTIAL TREATMENT

         c. In addition to all other legal rights or remedies available to MCI under this Agreement, Agent will pay MCI an amount equal to _____________*_____________ Dollars ($____*_____) upon termination of this Agreement for breach of sections 5(h), 12, 13, 15(a), (d), (e), (f) by Agent. In addition, Agent will not promote, sell or provide leads to current MCI commercial customers for the services of any other person or entity that offers services identical or similar to any one or more of the MCI Services for as long as MCI is paying a commission under this Agreement but in no event fewer than ninety (90) days after termination.

         d. Any confidential specifications, drawings, sketches, data or technical or business information, and any other confidential material ("Information"), furnished or disclosed by MCI to Agent hereunder, will be deemed the exclusive property of MCI. In addition, any customer names or lists identifying MCI customers as such and related information or data ("Customer Information") are the exclusive property of MCI, and are to be used by Agent solely in the performance of its obligations and duties hereunder and are to be returned to MCI upon termination of this Agreement.

         e. Any confidential specifications, drawings, sketches, data or technical or business information, and any other confidential material ("Information") , furnished or disclosed by Agent to MCI hereunder, will be deemed the exclusive property of Agent.

         f.      During the term of this Agreement and for a period of three
                 (3) years after termination of this Agreement, Agent agrees not to reveal, divulge, make known, sell, exchange, lease or in any other way transfer any Information or Customer Information to any third party or to utilize such Information or Customer Information in direct or indirect competition with MCI or any of its other Agents. Agent agrees that monetary damages for breach of its obligations under this Section may not be adequate and that MCI will be entitled to injunctive relief with respect thereto.

16.      Term and Termination.

         a. After the execution of this Agreement by both parties, this Agreement shall become effective as of January 1, 1996, and shall continue for one (1) year and will thereafter be renewed for an additional term of one (1) year if Agent meets the conditions set forth in this Agreement, not to exceed more than a total of five terms, unless either party notifies the other in writing of its desire to terminate the Agreement at least ninety (90) days prior to the expiration of the initial term. This Agreement may be terminated: (i) at any time by MCI on ninety (90) days prior written notice to the Agent;
                 (ii) for breach by Agent of any provision of this Agreement provided that written notice of such breach has been given to Agent





              *Text deleted pursuant to an application for Confidential Treatment under Rule 406 of the Securities Act of 1933 and filed separately with the Securities and Exchange Commission.

                                                          CONFIDENTIAL TREATMENT

                 and such breach has not been cured within thirty (30) days after delivery of such notice; (iii) immediately upon notice by MCI in the event MCI discovers any irregular marketing activity by Agent or irregular customer activity by customers solicited by Agent; (iv) at any time by MCI if after the sixth month of the execution of this Agreement Agent's average ANI monthly billing is less than ___*____ Dollars ($_*_); (v) at any time after December 31, 1996 by Agent on ninety (90) days prior written notice to MCI.

         b. If this Agreement terminates prior to the end of the scheduled one (1) year term for any reason other than MCI's termination pursuant to Section 16.a.(i), above, then: (i) all MCI obligations for commissions and Upfront Payments shall immediately cease; and (ii) any money owed to MCI from Agent shall become immediately due and payable.

         c. After the first year term of this Agreement, upon termination for any reason other then a breach of the terms of this Agreement by Agent, all commission obligations at the time of said termination shall be payable by MCI in accordance to
                 Section 5(c).

17.      Insurance.

         Agent will at all times during the term of this Agreement, at Agent's sole expense, maintain comprehensive liability insurance against claims for bodily and personal injury, death, property damage and all other harm caused by or occurring in connection with Agent's acts, omissions and/or misrepresentations. Such insurance will name MCI as an additional insured in the amount of One Million Dollars ($1,000,000) per occurrence. Each such insurance policy will provide for not less than thirty (30) days prior notice to all insureds of any modification, cancellation or nonrenewal. Upon request of MCI, Agent will furnish proof satisfactory to MCI that insurance coverage required is in effect.

18.      Limitation of Liability.

         a. Agent agrees to defend and hold MCI free and harmless from any loss, claim, damage, liability cost, or expense (including without limitation court costs, legal expenses and counsel fees) that MCI may become liable for by reason of any act or omission of Agent, its employees, officers, affiliates, subagent or contractors in marketing the MCI Services, such as: misrepresenting to customers the MCI Services or the terms under which the MCI Services are made available by MCI; breach of this Agreement; or, irregular marketing activities.

         b. MCI will have no liability to Agent for commissions that might have been earned hereunder but for the inability or failure of MCI to provide MCI Services to any





              *Text deleted pursuant to an application for Confidential Treatment under Rule 406 of the Securities Act of 1933 and filed separately with the Securities and Exchange Commission.

                                                          CONFIDENTIAL TREATMENT

                 person solicited by Agent or in the event of discontinuation or modification of the MCI Services.

         c. Agent acknowledges and agrees that MCI directly or through other sales agents may offer MCI Services and that Agent will be entitled to no compensation for sales made through such other channels. In the event MCI receives conflicting orders for services from different agents or MCI employees, MCI may in its sole discretion determine who will receive credit for such orders. In the event of such conflicts relating to orders for MCI Services, MCI may in its discretion compensate Agent as if the order were for a service subject to commission.

         d. NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR SPECIAL, INDIRECT, CONSEQUENTIAL DAMAGES, WHETHER OR NOT FORESEEABLE, OR PUNITIVE DAMAGES.

         e. In the event MCI is required to enforce or preserve its rights hereunder, Agent will pay all of MCI's reasonable attorney's fees and costs, including allocable costs of in-house counsel, incurred in connection with any such successful action.

         f. In the event Agent is required to enforce or preserve its rights hereunder, MCI will pay all of Agent's reasonable attorney's fees and costs, including allocable costs of in-house counsel, incurred in connection with any such successful action.

19.      Notices.

         Notices to be given pursuant to this Agreement will be in writing and will be deemed to have been duly and properly given on the earlier of
         (a) the date such notice has been received or (b) five (5) days after deposit of such notice in the United States Mail, Postage prepaid, to be delivered by certified mail, return receipt requested, addressed to the Agent at the address given above or at such address as it may designate in writing from time to time and addressed to MCI at:

                                            Director, Alternate Channels
                                            Agent Sales
                                            MCI Telecommunications Corporation,
                                            Business Markets
                                            Three Ravinia Drive
                                            Atlanta, Georgia 30346

         or at such address it may designate in writing from time to time.



              *Text deleted pursuant to an application for Confidential Treatment under Rule 406 of the Securities Act of 1933 and filed separately with the Securities and Exchange Commission.

20.      Compliance with Law.

         a. Agent will, at its own expense, operate in full compliance with all laws, rules and regulations applicable to, and maintain in force all licenses and permits required for, its performance under this Agreement.

         b. Agent will notify MCI in writing immediately of the commencement or threatened commencement of any action, suit or proceeding, and of the issuance or threatened issuance of any order, writ, injunction, award or decree of any court, agency or other governmental instrumentality, involving Agent's activities under this Agreement or which may affect Agent's ability to perform its obligations hereunder.

21.      Non-Waiver.

         No failure by either party to take action on account of any default by the other will constitute a waiver of any such default or of the performance required of the other.

22.      Impossibility of Performance.

         Neither MCI nor Agent will be liable for loss or damage or deemed to be in breach of this Agreement if its failure to perform its obligations results from (a) compliance with any law, ruling, order, regulation, requirement of any federal, state or municipal government or department or agency thereof or court of competent jurisdiction;
         (b) acts of God; (c) acts or omissions of the other party; (d) fires, strikes, war, insurrection or riot; (e) or any other cause beyond its reasonable control. Any delay resulting therefrom will extend performance accordingly or excuse performance, in whole or in part, as may be reasonable.

23.      Binding Effect.

         This Agreement will be binding upon and inure to the benefit of the parties, their successors and assigns; provided, however, that Agent may not assign or otherwise transfer this Agreement or any of its interest herein without the prior and express written consent thereto by MCI. Neither the whole nor any part of the interest of Agent in this appointment will be transferred or assigned by operation of law.

24.      Severability.

         No provision of this Agreement which may be deemed unenforceable will in any way invalidate any other provisions of this Agreement, all of which will remain in full force and effect.




              *Text deleted pursuant to an application for Confidential Treatment under Rule 406 of the Securities Act of 1933 and filed separately with the Securities and Exchange Commission.

                                                          CONFIDENTIAL TREATMENT

25.      Arbitration.

         Any dispute arising out of or related to this Agreement, which cannot be resolved by negotiation, shall be settled by binding arbitration in accordance with the J.A.M.S/ENDISPUTE Arbitration Rules and Procedures ("Endispute Rules"), as amended by this Agreement. The costs of arbitration, including the fees and expenses of the arbitrator, shall be shared equally by the parties unless the arbitration award provides otherwise. Each party shall bear the cost of preparing and presenting its case. The parties agree that this provision and the Arbitrator's authority to grant relief shall be subject to the United States Arbitration Act, 9 U.S.C. 1-16 et seq. ("USAA"), the provisions of this Agreement, and the ABA-AAA Code of Ethics for Arbitrators in Commercial Disputes. The parties agree that the arbitrator shall have no power or authority to make awards or issue orders of any kind except as expressly permitted by this Agreement, and in no event shall the arbitrator have the authority to make any award that provides for punitive or exemplary damages. The Arbitrator's decision shall follow the plain meaning of the relevant documents, and shall be final and binding. The award may be confirmed and enforced in any court of competent jurisdiction. All post-award proceedings shall be governed by the USAA.

26.      Controlling Law and Entire Agreement.

         This Agreement, with Attachments, will be governed by the domestic laws of the State of New York; constitutes the entire Agreement between Agent and MCI with respect to the subject matter hereof; and supersedes all prior Agreements and representations, written or oral, concerning the subject matter herein. This Agreement cannot be changed or modified except by written amendment signed by Agent and MCI.

27.      Headings.

         The section numbers and captions appearing in this Agreement are inserted only as a matter of convenience and are in no way intended to define, limit, construe or describe the scope or intent of such sections of this Agreement, or in any way affect this Agreement.





              *Text deleted pursuant to an application for Confidential Treatment under Rule 406 of the Securities Act of 1933 and filed separately with the Securities and Exchange Commission.

                                                          CONFIDENTIAL TREATMENT



28.      Offer Expiration.

         This offer shall remain open and be capable of being accepted by Agent until February 23, 1996. Any and all prior offers made to Agent, whether written or oral, shall be superseded by this offer.



SNYDER COMMUNICATIONS, L.P.                       MCI TELECOMUNICATIONS CORPORATION


/s/ Michele D. Snyder                             /s/ Tom Schilling
- -------------------------                         --------------------------
Signature                                         Signature


Michele D. Snyder                                 Tom Schilling
- -------------------------                         --------------------------
Printed Name                                      Printed Name

E.V.P./C.O.D.                                     Director
- -------------------------                         --------------------------
Title                                             Title

2/16/96                                           3/5/96
- -------------------------                         --------------------------
Date                                              Date



356563




              *Text deleted pursuant to an application for Confidential Treatment under Rule 406 of the Securities Act of 1933 and filed separately with the Securities and Exchange Commission.

                                                          CONFIDENTIAL TREATMENT



                                   EXHIBIT A

                                 TRAINING PLAN



MCI will develop a custom training module for Agent and will present said training module at mutually agreed upon times and locations. All costs for room, board and for Agent's personnel travel incidentals will be borne by the Agent. Direct costs of initial training and materials will be borne by MCI.

                                                          CONFIDENTIAL TREATMENT




                                   EXHIBIT B

                         SAMPLE MONTHLY REVENUE REPORT

                             AGENT NAME/MONTH/YEAR




                                                                                             NET          COMM          COMM
                                          INVOICE          FED TAX           ST TAX          AMT          RATE          REVEN
                                          -------          -------           ------          ---          ----          -----
Customer Name                              $0.00            $0.00             $0.00         $0.00         $0.00         $0.00
Account (#'s)


Customer Name
Account (#'s)


Customer Name
Account (#'s)


                                           -----            -----             -----         -----         -----         -----


Total                                      $0.00            $0.00             $0.00         $0.00         $0.00         $0.00


                                                          CONFIDENTIAL TREATMENT


                                   EXHIBIT C

                                   TERRITORY



Agent may sell MCI Services or submit leads for Lead Services in the contiguous United States, Alaska, and Hawaii.

                                                          CONFIDENTIAL TREATMENT



                              AMENDMENT NUMBER ONE

         This Amendment Number One is made this 20th day of September, 1996 between SNYDER COMMUNICATIONS, L.P. ("Agent") and MCI TELECOMMUNICATIONS CORPORATION ("MCI").

         WHEREAS, Agent and MCI entered into an Authorized Lead Agent Agreement ("Agreement") dated February 16, 1996 (the "Agreement");

         WHEREAS, Agent and MCI desire to enter into this Amendment Number One for the purpose of amending the Agreement.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency being hereby acknowledged, Agent and MCI agree as follows:

     1. The first WHEREAS clause in the Original Agreement shall be superseded and replaced by the following:

        WHEREAS, MCI wishes to expand commercial entities' access to the following MCI services: MCI Preferred (currently being marketed under the "Proof Positive" name), MCI Flat Rate Plus, internetMCI, MCI One, MCI Cellular and networkMCI Paging Services (together, the "MCI Services"). To the extent that any of the MCI Services may be described in MCI Tariff FCC No. 1, any state tariffs and any amendments thereto or successor tariffs (together, the "Tariff"), the Tariff definition shall be controlling.

     2. A new paragraph shall be added to the present language of Section 1 of the Original Agreement stating as follows:

        The authority of the Agent to sell the MCI Services shall be limited as set forth in this Agreement. These limitations shall include but not be limited to the following: (I) Agent shall not actively solicit sales of MCI Flat Rate service, though Agent may continue to be commissioned on existing Flat Rate Accounts established prior to that date; (ii) Agent shall not make any sale of MCI Cellular service except when making a concurrent sale to the same Account of MCI One service;
        (iii) Agent shall not make any sale of networkMCI Paging except when making a concurrent sale to the same Account of MCI One service; (iv) Agent shall not make any sale of internetMCI except when making a concurrent sale to the same Account of MCI One services.

     3. Section 3 in the Original Agreement shall be superseded in its entirety and replaced by the following:

        3 a. Account. For purposes of this Agreement, Account shall mean a commercial entity which purchases MCI Services (which services are identified in the first WHEREAS clause, above) in response to solicitation by Agent.



                              MCI CONFIDENTIAL - 1

*Text deleted pursuant to an application for Confidential Treatment under Rule
 406 of the Securities Act of 1933 and filed separately with the Securities and Exchange Commission.

                                                          CONFIDENTIAL TREATMENT



           b. Excluded Revenue. For purposes of this Agreement, Excluded Revenue shall mean: (I) any MCI charges for goods or services that are not tariffed; (ii) pass through access/egress (or related) charges imposed by third parties; (iii) any non-recurring charge imposed in MCI Tariff FCC No. 1; (iv) MCI Directory Assistance Services; (v) unless otherwise agreed in writing by MCI, monthly recurring usage revenue derived from any person or entity that was an MCI customer at the time of order solicitation or within thirty (30) days prior thereto (defined as an MCI active billing account 30 days prior); (vi) amounts billed under MCI Special Customer Arrangements ("SCAs"), Corporate Service Plans ("CSPs"), Competitive Proposal Responses ("CPRs") or other special pricing not generally available under the Tariff; (vii) promotional or other credits granted to Agent's Accounts.

           c. Flat Rate Plus Revenue. For purposes of this Agreement, Flat Rate Plus Revenue shall mean MCI's recurring usage revenue from Agent's Accounts associated with the Accounts' usage of MCI Flat Rate Plus service, excluding Excluded Revenue.

           d. Internet Revenue. For purposes of this Agreement, Internet Revenue shall mean MCI's monthly recurring revenue from Agent's Accounts for access fees associated with the Accounts' usage of internetMCI, specifically the local internet access fee, the fee per additional hour of local internet access and the fee charged per hour of internet access through an 800 number. Such revenue shall not include taxes, surcharges, software fees, service establishment fees, equipment charges or any other amounts billed by MCI to the Accounts other than access charges.

           e. MCI One Revenue. For purposes of this Agreement, MCI One Revenue shall mean MCI's recurring usage revenue from Agent's Accounts associated with sales of MCI One service solicited by Agent, but excluding Excluded Revenue.

           f. Preferred Revenue. For purposes of this Agreement, Preferred Revenue shall mean MCI's recurring usage revenue from Agent's Accounts associated with sales of MCI Preferred service, excluding Excluded Revenue.

           g. Total Revenue. For purposes of this Agreement, Total Revenue shall mean the sum of Flat Rate Plus Revenue, MCI One Revenue, Preferred Revenue, and Internet Revenue.

           h. Total Commissionable Revenue. For purposes of this Agreement, Total Commissionable Revenue shall mean the sum of Flat Rate Plus Revenue, MCI One Revenue, Preferred Revenue, and Internet Revenue, excluding Excluded Revenue.

     4. Section 5(c) of the original Agreement shall be deleted and a new Sections 5(c) shall be added to the Agreement as follows:



                              MCI CONFIDENTIAL - 2

*Text deleted pursuant to an application for Confidential Treatment under Rule
 406 of the Securities Act of 1933 and filed separately with the Securities and Exchange Commission.

                                                          CONFIDENTIAL TREATMENT


        c. Commissions

        (1) MCI shall pay Agent a commission each month based on Total Commissionable Revenue. Agent shall receive a commission equal to __*__ percent (_*_ %) of Total Commissionable Revenue.

        (2) Agent shall receive as compensation on sales of networkMCI Paging solicited by Agent a one time fee for each pager sold to Agent's Accounts. For Sales made at any time during the term of this Agreement and in conjunction with a sale of MCI One service, the fee shall be paid according to the following schedule:

                Service Coverage
                Option Selected                    Fee/Pager
                ---------------                    ---------
                Metro                                $   *
                                                       -------
                Regional                             $   *
                                                       -------
                Nationwide                           $   *
                                                       -------

        In the event that any pager on which a fee is paid is de-activated or returned within ninety (90) days activation, MCI will either deduct the amount of the fee paid from other fees or commissions due Agent or invoice Agent for the amount of the fee paid, which invoice shall be promptly paid by Agent.

        (3) Agent shall receive as compensation on sales of MCI Cellular service solicited by Agent and made in conjunction with a sale of MCI One service a one time fee for each cellular phone sold to Agent's Accounts. This fee shall be in the amount of ______*______ dollars ($____*____), provided, however that this fee shall be repaid to MCI in its entirety if the cellular phone is either deactivated or returned within ninety (90) days of activation.

        (4) Agent will not receive any Upfront Payment commissions for sales made and accepted by MCI after December 31, 1996. Any chargeback amounts due to MCI pursuant to sales made and accepted by MCI after May 31, 1996 and before January 1, 1997, shall continue to be in effect after the Amendment Number One Effective Date.

     5. Sections 4 and 5(f) of the Agreement shall be deleted in their entirety.

     6. Sections 16(a)(i) in the Original Agreement shall be superseded in its entirety and replaced by the following:

        "(i) after January 1, 1997, at any time by either party on thirty (30) days prior written notice to the other party."

     7. Section 16(c) of the Original Agreement shall be superseded in its entirety and replaced by the following:





                              MCI CONFIDENTIAL - 3

*Text deleted pursuant to an application for Confidential Treatment under Rule
 406 of the Securities Act of 1933 and filed separately with the Securities and Exchange Commission.

                                                          CONFIDENTIAL TREATMENT

        Upon termination of this Agreement for any reason other than a breach of the terms of this Agreement by Agent, MCI's obligations to Snyder for commissions payable pursuant to Section 5(c) shall continue until the termination date, and for six months thereafter, at which point all commission obligations owed by MCI to Snyder shall cease.

     8. As part of this Amendment Number One, the parties further agree to resolve several outstanding matters relating to commission obligations and chargeback obligations under the terms of this Agreement.

        a. Snyder shall pay MCI a total of $_____*_____ for amounts owed by Snyder to MCI under the chargeback provisions of the Agreement. This amount represents complete payment and resolution of all chargeback obligations owed by Snyder to MCI under the terms of the Agreement for sales submitted by Snyder from the Effective Date of the Agreement until May 31, 1996. Amounts triggering chargeback obligations for sales submitted after May 31, 1996 under the terms of the Agreement and this Amendment Number One shall continue to accrue and be owed by Snyder under the Agreement terms. Snyder agrees that MCI shall recover this $_____*_____amount by withholding otherwise due estimated commission payments beginning with the first payment following the Effective Date of this Amendment Number One and continuing until the entire amount has been recovered by MCI. In consideration for this payment, MCI hereby releases, convenants not to sue and agrees to hold harmless Snyder, its subsidiaries, affiliates, its directors, officers, employees, agents, successors and assigns from all claims, demands, complaints, charges and causes of action which MCI has or may have, which arise out of, concern or relate in any way to chargebacks owed by Snyder to MCI under the terms of the Agreement and this Amendment Number One for sales submitted by Snyder prior to June 1, 1996; provided that this release does not impact Snyder's obligations under the Agreement and Amendment Number One for chargebacks related to sales submitted on or after June 1, 1996. This release and covenant not to sue includes, but is not limited to, all causes of action of any kind, in contract, tort or otherwise.

        b. The parties acknowledge and agree that Snyder has made a claim for due commissions on ___*___ ANI's and/or 800 number account sales (identified on Attachment A to this Amendment Number One) that, as of the Effective Date of this Amendment Number One, have remained unpaid by MCI and in dispute. The parties agree that MCI will make commercially reasonable efforts to individually research the status of each ANI or 800 number listed on Attachment A, and will pay Snyder according to the terms of the Agreement for each sale that is determined by MCI to be commissionable. MCI agrees to make best efforts to complete this research and determination on or before October 31, 1996. Any due commission amounts associated with this effort shall be paid to Snyder pursuant to the compensation provisions in effect prior to this Amendment Number One. In consideration for this commitment and any payments associated with it, Snyder hereby releases, covenants not to sue and agrees to hold harmless MCI, its subsidiaries, affiliates, its directors,



                               MCI CONFIDENTIAL - 4

*Text deleted pursuant to an application for Confidential Treatment under Rule
 406 of the Securities Act of 1933 and filed separately with the Securities and Exchange Commission.

                                                          CONFIDENTIAL TREATMENT


        officers, employees, agents, successors and assigns from all claims, demands, complaints, charges and causes of action which Snyder has or may have which arise out of, concern or relate in any way to alleged due commissions, compensation or other obligations for any and all sales submitted by Snyder on or before September 1, 1996, including but not limited to commissions allegedly unpaid and/or obligations allegedly unmet due to order entry, commission system, reporting or other MCI systems errors; provided, that this release does not impact MCI's obligations under the Agreement and Amendment Number One for commissions related to sales submitted on or after September 1, 1996. This release and convenant not to sue includes, but is not limited to, all causes of action of any kind, in contract, tort or otherwise.

     9. All the terms of this Amendment Number One shall become effective on January 1, 1997, except the provisions of Paragraph 8 of this Amendment Number One, which shall take effect immediately upon the execution of this Amendment Number One by both parties.

        Except as herein modified or amended, the provisions, conditions and terms of the Agreement shall remain unchanged and in full force and effect. This Amendment Number One together with the Agreement is the complete agreement of the parties and supersedes all other prior agreements and representations concerning its subject matter. Capitalized terms not identified herein shall have the meanings assigned to them in the Agreement.

           SNYDER COMMUNICATIONS, L.P.             MCI TELECOMMUNICATIONS
                                                   CORPORATION

           /s/ A. Clayton Perfall                  /s/
           ---------------------------             ---------------------------
           Signature                               Signature

           Chief Financial Officer
           ---------------------------             ----------------------------
           Title                                   Title

           9/20/96                                9/20/96
           ---------------------------            ------------------------------
           Date                                    Date



                              MCI CONFIDENTIAL - 5

*Text deleted pursuant to an application for Confidential Treatment under Rule
 406 of the Securities Act of 1933 and filed separately with the Securities and Exchange Commission.